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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  August 17, 1998


                       United States Filter Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                 1-10728                  33-0266015
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(State or other jurisdiction     (Commission              (IRS Employer
     of incorporation)           File Number)          Identification No.)


     40-004 Cook Street, Palm Desert, California              92211
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      (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code:  760-340-0098
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ITEM 5. OTHER EVENTS

United States Filter Corporation's (the "Company") revenues, income before income taxes and net income for the 30 day period ended July 30, 1998 were $386.1 million, $29.1 million and $18.6 million, respectively. On June 15, 1998 the Company exchanged 48,570,446 shares of its common stock for all the outstanding shares of Culligan Water Technologies, Inc. ("Culligan"). The transaction has been accounted for as a pooling of interests. The revenue and net income amounts set forth above include 30 days of combined operating results for the Company and Culligan. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from the Company's second quarter of fiscal year 1999 and is not necessarily indicative of the results of operations for the quarter ending September 30, 1998 or the fiscal year ending March 31, 1999.


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 17, 1998        By: /s/ Kevin L. Spence
                              Name:   Kevin L. Spence
                              Title:  Executive Vice President, Chief Financial
                              Officer